Exhibit 99.1

Release: April 20, 2021

CANADIAN PACIFIC COMMENTS ON UNSOLICITED, ANTI-COMPETITIVE PROPOSAL BY CANADIAN NATIONAL TO ACQUIRE KANSAS CITY SOUTHERN

Canadian Pacific Transaction Offers Greater Certainty for KCS Stockholders, Creates More Rail Competition for Shippers and is Better for North America

Remaining the Smallest Class 1 Railroad, a CP/KCS Combination is the Only Deal that Appropriately Manages Regulatory Risk and Creates Significant Benefits for Customers and Stakeholders

Over 400 Customers and Stakeholders Across the Transportation Supply Chain Have Filed Letters

in Support of a CP/KCS Combination

April 20, 2021 – CALGARY – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today issued the following statement regarding Canadian National’s unsolicited offer to acquire Kansas City Southern (“KCS”):

Canadian National’s (“CN”) proposal is illusory and inferior because it creates adverse competitive impacts and raises other serious public interest concerns. CN’s proposal increases regulatory and anti-trust risk for KCS shareholders and decreases benefits for customers, employees and other stakeholders.

CN’s proposal is massively complex and likely to fail.

The Canadian National proposal would create the third largest Class 1 railroad and destabilize the competitive balance in the North American rail industry.

The only combination involving KCS that is clearly in the public interest is the one that Canadian Pacific has proposed, and which has already garnered support from over 400 shippers and other stakeholders. While remaining the smallest of the six U.S. Class 1 railroads by revenue, a combination between CP and KCS creates stronger single-line competition against existing Class 1 routes.

Canadian National Proposal Would Reduce Competition and Negatively Impact Shippers

•	Between the upper Midwest and Gulf Coast – in corridors like Twin Cities to New Orleans – the CN proposal would reduce the number of independent routing options from four to three.

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CN’s proposal would eliminate head-to-head competition for large numbers of shippers at numerous locations across KCS’s system. The STB has previously recognized that CN and KCS “compete aggressively for traffic.”

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CN’s suggestion that competition is limited to a handful of shippers between Baton Rouge and New Orleans is false. CN and KCS’s parallel lines between those points serve large numbers of shippers and their proximity has prompted build-in/build-out competition in the past.

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In addition, both CN and KCS serve large numbers of shippers in western Iowa and eastern Nebraska, at Jackson, Mississippi, East St. Louis, Illinois, Springfield, Illinois, and both reach the port of Mobile, Alabama.

Canadian National Has History of Over Promising and Underdelivering

The Canadian National management team has significantly underperformed over a decade and has a track record of underdelivering against its own projections. Specifically, Canadian National has been the worst performing Class 1 railroad over the last 10 years by total shareholder return. This calls into question the financial projections they have made regarding a CN/KCS combination and puts significant value at risk for KCS shareholders.

Importantly, Canadian National has consistently delivered inferior safety and accident performance. In contrast, Canadian Pacific has been North America’s safest Class 1 railroad for 15 consecutive years based on Federal Railroad Administration-reportable train accident frequency.

Canadian Pacific and its management team led by CEO Keith Creel have consistently outperformed the industry with a track record of exceeding expectations. In addition, Keith Creel, a native of Alabama, brings deep knowledge of the US rail networks and extensive operating background, essential to making a combination with KCS successful.

A CP/KCS Combination Ensures Greater Competition and Offers More Options for Customers

A combination of CP and KCS enhances competition, creating new and stronger competitive options against existing UP, BNSF and CN single-line routes, as well as trucks. One prime example is it would benefit the U.S. Upper Midwest grain-growing regions of the Dakotas, Minnesota, and Iowa, where CP/KCS will inject new competition for shippers now beholden to UP and BNSF to reach the Gulf and other end markets. The Canadian National proposal would not bring these benefits.

The CP/KCS combined network’s new single-line offerings would deliver dramatically expanded market reach for customers served by CP and KCS, provide new competitive transportation service options, and support North American economic growth. Importantly, no customer will experience a reduction in independent railroad choices as a result of the transaction.

The transaction is also expected to create jobs across the combined network, and efficiency and service improvements are expected to achieve meaningful environmental benefits.

In short, over 400 customers and stakeholders are supporting the CP/KCS combination because it delivers enhanced competition, more competitive options and superior long-term value for shareholders and stakeholders.

Background on the CP/KCS Definitive Agreement

On March 21, 2021, Canadian Pacific and Kansas City Southern announced a definitive agreement under which common shareholders of KCS will receive 0.489 of a CP share and $90 in cash for each KCS common share held, following the closing into a voting trust. Preferred shareholders will receive $37.50 in cash for each KCS preferred share held. The STB review is expected to be completed by the middle of 2022. Upon obtaining control approval, the two companies will be integrated, unlocking the benefits of the combination.

Canadian Pacific’s Board of Directors continues to recommend the transaction with Kansas City Southern to its stockholders.

CP and KCS Website for More Information for All Stakeholders

Additional information on the transaction and the benefits it is expected to bring to the full range of stakeholders is available online at www.FutureForFreight.com.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This news release includes certain forward looking statements and forward looking information (collectively, FLI) to provide CP and KCS shareholders and potential investors with information about CP, KCS and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of CP, KCS and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the previously announced proposed share split of CP’s issued and outstanding common shares and whether it will receive the requisite shareholder and regulatory approvals; potential changes in the CP share price which may negatively impact the value of consideration offered to KCS shareholders; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP and KCS with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

ABOUT CANADIAN PACIFIC

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

CP will file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form F-4, which will include a proxy statement of KCS that also constitutes a prospectus of CP, and any other documents in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of KCS. CP will also file a management proxy circular in connection with the transaction with applicable securities regulators in Canada and the management proxy circular will be sent to CP shareholders. INVESTORS AND SHAREHOLDERS OF KCS AND CP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN CANADA IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KCS, CP, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by CP and KCS with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus, management proxy circular and other documents which will be filed with the SEC and applicable securities regulators in Canada by CP online at investor.cpr.ca and www.sedar.com, upon written request delivered to CP at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, or by calling CP at 1-403-319-7000, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by KCS online at www.investors.kcsouthern.com, upon written request delivered to KCS at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling KCS’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com.

You may also read and copy any reports, statements and other information filed by KCS and CP with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 or visit the SEC’s website for further information on its public reference room. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION OF PROXIES

This communication is not a solicitation of proxies in connection with the transaction. However, under SEC rules, CP, KCS, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about CP’s directors and executive officers may be found in its 2021 Management Proxy Circular, dated March 10, 2021, as well as its 2020 Annual Report on Form 10-K filed with the SEC and applicable securities regulators in Canada on February 18, 2021, available on its website at investor.cpr.ca and at www.sedar.com and www.sec.gov. Information about KCS’s directors and executive officers may be found on its website at www.kcsouthern.com and in its 2020 Annual Report on Form 10-K filed with the SEC on January 29, 2021, available at www.investors.kcsouthern.com and www.sec.gov. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and management proxy circular and other relevant materials filed with the SEC and applicable securities regulators in Canada when they become available.

Contacts:

Media

Alert_MediaRelations@cpr.ca

Investment Community

Chris De Bruyn

Tel: 403-319-3591

investor@cpr.ca